As filed with the Securities and Exchange Commission on September 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5033	36-4173371
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul M. Isabella

President and Chief Executive Officer

Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, Virginia 20170

(Name and address of agent for service)

Telephone: (571) 323-3939

(Telephone number, including area code, of agent for service)

With copies to:

Ross D. Cooper	Michael P. Heinz
Executive Vice President, General Counsel and Secretary	Sidley Austin LLP
Beacon Roofing Supply, Inc.	One South Dearborn Street
6701 Democracy Blvd., Suite 200	Chicago, Illinois 60603
Bethesda, Maryland 20817	(312) 853-7000
(301) 272-2123

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	(1)	$ (1)(2)	$ (1)(2)	$ (2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate number of shares of common stock are being registered for possible issuance from time to time with proposed maximum offering price per share and proposed maximum aggregate offering price to be determined from time to time by the registrant in connection with the issuance by the registrant of the common stock registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Beacon Roofing Supply, Inc.

Common Stock

From time to time, we may offer our common stock in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.

The common stock may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the discussion under the heading “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of common stock with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of the common stock and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock trades on the NASDAQ Global Select Market under the symbol “BECN.” On September 15, 2017, the closing price for our common stock, as reported on the NASDAQ Global Select Market, was $48.68 per share.

Investing in our securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and in any applicable prospectus supplement and in the documents we incorporate by reference herein for certain risks you should consider. You should read the entire prospectus carefully, together with the documents we incorporate by reference herein, before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2017.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf registration process.” Under the shelf registration statement, we may offer and sell shares of our common stock in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus provides you with a general description of the shares of common stock we may offer. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our common stock, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We may also authorize one or more free writing prospectuses or prospectus supplements to be provided to you in connection with these offerings. Any related free writing prospectus or prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any accompanying prospectus supplement or any related free writing prospectus and any documents.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein are accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Beacon,” “Company,” “we,” “us” and “our” to refer to Beacon Roofing Supply, Inc., a Delaware corporation, together with its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus or incorporated by reference herein. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company include, but are not limited to, risks and uncertainties that are described in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended September 30, 2016, in our Quarterly Reports on Form 10-Q and in other securities filings by the Company with the SEC. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others:

•	our ability to effectively integrate newly acquired businesses into our operations and achieve expected cost savings or profitability from our acquisitions;

•	our ability to successfully complete acquisitions on acceptable terms;

•	product shortages, fluctuations in the prices of raw materials, loss of key suppliers, and our dependence on third-party suppliers and manufacturers;

•	dependence on key personnel;

•	fluctuation of pricing of and rebates on the products we distribute and our ability to pass on increased costs to customers;

•	dependence on the residential home building industry, as well as the economy, the credit markets and other important factors;

•	cyclical and seasonal nature of the building products supply industry;

•	disruptions at our facilities or in our information technology or management information systems;

•	variability of our quarterly revenues and earnings;

•	our future capital needs and our ability to obtain additional financing on acceptable terms;

•	our level of indebtedness and our ability to meet our obligations under our debt instruments;

•	our incurrence of additional indebtedness and our inability to take certain actions because of restrictions in our debt agreements;

•	risks related to the pending acquisition (the “Allied Acquisition”) of shares of capital stock of Allied Building Products Corp. and an affiliated entity, including:

•	our ability to complete the Allied Acquisition;

•	our failure to obtain the anticipated benefits, synergies and costs savings from the Allied Acquisition;

•	the impact of the additional debt that we will incur, and the terms of the preferred stock that we will issue, to finance the Allied Acquisition;

•	our ability to attract and retain key employees; and

•	our continuing relationship with the CD&R Boulder Holdings, L.P., an entity affiliated with Clayton Dubilier & Rice, LLC, as the largest stockholder of the Company following the Allied Acquisition.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

OUR COMPANY

Beacon is the second largest (and largest publicly traded) distributor of residential and non-residential roofing materials in the United States, with leading positions in key metropolitan markets in both the United States and Canada. Beacon also is a leading distributor of complementary building products, including siding, windows, specialty exterior building products, insulation, and waterproofing systems for residential and non-residential building exteriors. Beacon purchases products from a large number of manufacturers and then distributes these goods to a customer base consisting of contractors and, to a lesser extent, general contractors, home builders, retailers, and building materials suppliers. As of June 30, 2017, Beacon operated 384 branches in 48 states throughout the United States and six provinces in Canada. Beacon stocks one of the most extensive assortments of high-quality branded products in the industry, with over 46,000 SKUs available across its branch network, enabling it to deliver products to serve nearly 67,000 customers on a timely basis.

Beacon was incorporated in Delaware in 1997 and completed its initial public offering in September 2004, and its common stock trades on the NASDAQ Global Select Market under the symbol “BECN.”

Beacon’s principal executive offices are located at 505 Huntmar Park Drive, Suite 300, Herndon, Virginia 20170, and our telephone number is (571) 323-3939. Our website address is http://www.becn.com, and the information contained on, or accessible from, our website is not part of this prospectus supplement or the accompanying prospectus by reference or otherwise.

For additional information about Beacon, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider all of the information included or incorporated by reference in this prospectus, including the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties described therein are not the only ones that we face. Additional risks and uncertainties not known to us or that we deem immaterial may also adversely affect our business, operating results, cash flows and financial condition.

DESCRIPTION OF CAPITAL STOCK

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our Second Amended and Restated Certificate of Incorporation (our “charter”) and our Amended and Restated By-Laws (our “bylaws”), which are incorporated by reference herein. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read our charter and our bylaws in their entirety.

General

Under our charter, we are authorized to issue 100,000,000 shares of our common stock, $0.01 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.01 par value per share. As of September 14, 2017, there were 60,407,277 shares of our common stock, options to purchase 2,105,036 shares of common stock, 709,390 unvested restricted stock units issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share. Each of our directors is elected by an affirmative vote of a plurality of the votes properly cast with respect to such director. Vacancies on the board of directors may be filled by an affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy will hold office until the next annual meeting of stockholders.

Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends that may be declared by our board of directors out of funds legally available for the payment of dividends. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis. In the event of a merger or consolidation with or into another entity, holders of each share of common stock will be entitled to receive the same per share consideration.

Preferred Stock

Our charter authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more classes or series. Prior to issuance of shares of each series, our board of directors is required by the Delaware General Corporation Law (the “DGCL”) and our charter to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof. Thus, our board of directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Special Meetings of Stockholders; Stockholder Action

A special meeting of our stockholders may be called only by the Chairman of the board, the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the board of directors, pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Our bylaws provide that our stockholders may not take action by written consent.

Amendment of Certificate of Incorporation and Bylaws

Our charter may be amended in accordance with the DGCL. Our bylaws may be amended by the affirmative vote of a majority of the stockholders present at any annual meeting of the stockholders at which a quorum is present. Our bylaws may also be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

Forum Selection

Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company is deemed to have notice of and consented to the foregoing provisions of our amended and restated by-laws.

Stock Exchange Listing

Our common stock trades on the NASDAQ Global Select Market under the symbol “BECN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

USE OF PROCEEDS

We will have broad discretion over the use of the net proceeds to us from the sale of our common stock under this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our common stock under this prospectus for general corporate purposes, including, among other uses, the financing of potential strategic acquisitions. We will set forth in the applicable prospectus supplement our intended uses for the net proceeds received from the sale of any shares of our common stock. Net proceeds may be invested prior to use.

PLAN OF DISTRIBUTION

We may sell shares of common stock covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell shares of common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of shares of common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange shares of common stock directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute shares of common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase shares of common stock being offered by this prospectus. We may also designate agents to solicit offers to purchase shares of common stock from time to time. We will name in any prospectus supplement any agent involved in the offer or sale of shares of common stock. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase shares of common stock as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of shares of common stock being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the applicable prospectus supplement that the underwriter will use to make resales of shares of common stock to the public. In connection with the sale of shares of common stock, we, or the purchasers of shares of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell shares of common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our common stock under this prospectus an option to purchase additional shares of common stock to cover any over-allotments in connection with the distribution.

To facilitate the offering of shares of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of shares of common stock. This may include short sales of the shares of common stock, which involves the sale by persons participating in the offering of more shares of common stock than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional shares of common stock. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares of common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters to whom shares of our common stock are sold by us for public offering and sale may make a market in our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our common stock, which is listed on the NASDAQ Global Select Market under the symbol “BECN.”

We will file a prospectus supplement to describe the terms of any offering of our common stock covered by this prospectus. The applicable prospectus supplement will disclose:

•	the terms of the offer;

•	the name or names of any underwriters, including any managing underwriters, as well as any dealers or agents, and the number of shares of common stock underwritten or purchased by each of them;

•	the purchase price of shares of common stock from us;

•	the net proceeds to us from the sale of shares of common stock;

•	any delayed delivery arrangements;

•	the nature of the underwriters’ obligations to take the common stock;

•	any over-allotment options under which underwriters, if any, may purchase additional shares of common stock from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	any securities exchanges or markets on which our common stock may be listed;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our common stock under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The legality of the issuance of the shares of our common stock offered hereby is being passed upon by Sidley Austin LLP, Chicago, Illinois. If counsel for any underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the applicable prospectus supplement for that offering.

EXPERTS

The consolidated financial statements of Beacon Roofing Supply, Inc. appearing in Beacon Roofing Supply, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2016, and the effectiveness of Beacon Roofing Supply, Inc.’s internal control over financial reporting as of September 30, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of Allied Building Products Corp. and related companies as of and for each of the three fiscal years ended December 31, 2016, January 2, 2016, and December 27, 2014, included in Beacon Roofing Supply, Inc.’s Current Report on Form 8-K dated September 18, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed combined interim financial information of Allied Building Products Corp. and related companies for the six-month periods ended July 1, 2017 and July 2, 2016, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated August 14, 2017, included in Beacon Roofing Supply, Inc.’s Current Report on Form 8-K dated September 18, 2017, and incorporated by reference herein, states that Ernst & Young LLP did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of this registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us and any documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering under this prospectus is completed or terminated (in each case, other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC):

1.	Our Annual Report on Form 10-K for the year ended September 30, 2016, filed on November 22, 2016 (File No. 000-50924);

2.	Our Definitive Proxy Statement on Schedule 14A, filed on January 6, 2017 (only those parts incorporated in our Annual Report on Form 10-K for the year ended September 30, 2016 (File No. 000-50924));

3.	Our Quarterly Reports on Form 10-Q for the periods ended December 31, 2016, March 31, 2017 and June 30, 2017, filed on February 6, 2017, May 5, 2017 and August 3, 2017, respectively (File No. 000-50924);

4.	Our Current Reports on Form 8-K, filed on January 4, 2017, February 15, 2017, February 16, 2017, August 24, 2017 (other than information furnished therewith pursuant to Item 7.01) and September 18, 2017 (File No. 000-50924); and

5.	The description of the common stock contained in our Form 8-A, filed on September 3, 2004 (incorporated by reference from the description set forth under the caption “Description of capital stock, certificate of incorporation and by-laws” in our prospectus dated September 22, 2004, filed on September 23, 2004 as part of our Registration Statement on Form S-1 (File No. 333-116027)), as supplemented by the “Description of Capital Stock” beginning on page 3 of this prospectus.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner of such person, to whom this prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein).

You may request a copy of these documents, at no cost, by contacting us at the following address or telephone number:

Beacon Roofing Supply

505 Huntmar Park Drive

Suite 300

Herndon, Virginia 20170

Attention: Chief Financial Officer

Telephone: (571) 323-3940

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC’s Internet website located at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.becn.com. The information contained on, or accessible from, our website is not part of this prospectus by reference or otherwise.

Beacon Roofing Supply, Inc.

Common Stock

PROSPECTUS

September 18, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the shares of our common stock being registered. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$	†
Printing fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total:	$	*

†	The SEC registration fee is being deferred pursuant to Rules 456(b) and 457(r) of the Securities Act.
*	These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Delaware General Corporation Law. Beacon is incorporated under the laws of the State of Delaware. Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Beacon’s charter contains a provision which eliminates directors’ personal liability as set forth above.

Beacon’s charter and bylaws provide in effect that it shall indemnify its directors and officers to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery shall deem proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The foregoing statements are subject to Sections 102 and 145 of the DGCL and the terms of our charter and bylaws, which charter and bylaws have been filed as exhibits to this registration statement and are incorporated by reference herein.

D&O Insurance. Beacon has in effect insurance policies for general officers’ and directors’ liability insurance covering all of the Company’s officers and directors.

Item 16. Exhibits.

Certain of the agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors.

Set forth below is a list of exhibits that are being filed or incorporated by reference into this prospectus.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

1.1**	Form of Underwriting Agreement

2.1†	Stock Purchase Agreement, dated as of August 24, 2017, by and among Beacon Roofing Supply, Inc., as Buyer, Oldcastle, Inc., as Parent, and Oldcastle Distribution, Inc., as Seller.	8-K	000-50924	2.1	August 24, 2017

3.1	Second Amended and Restated Certificate of Incorporation of Beacon Roofing Supply, Inc.	10-K	000-50924	3.1	December 23, 2004

3.2	Amended and Restated By-Laws of Beacon Roofing Supply, Inc.	8-K	000-50924	3.1	September 24, 2014

4.1	Form of Specimen Common Stock Certificate of Beacon Roofing Supply, Inc.	S-1/A	333-116027	4.1	August 19, 2004

5.1*	Opinion of Sidley Austin LLP

15.1*	Letter regarding unaudited financial information of Ernst & Young LLP, independent auditors to Allied Building Products Corp. and related companies

23.1*	Consent of Ernst & Young LLP, independent auditors to Beacon Roofing Supply, Inc.

23.2*	Consent of Ernst & Young LLP, independent auditors to Allied Building Products Corp. and related companies

23.3*	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included in signature pages to this registration statement)

†	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.
*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)    Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Commonwealth of Virginia, on September 18, 2017.

BEACON ROOFING SUPPLY, INC.

By:	/s/ Joseph M. Nowicki
	Name:	Joseph M. Nowicki
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Isabella and Joseph M. Nowicki, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Isabella Paul M. Isabella	President and Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2017

/s/ Joseph M. Nowicki Joseph M. Nowicki	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	September 18, 2017

/s/ Gregory T. Jorgensen Gregory T. Jorgensen	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 18, 2017

/s/ Robert R. Buck Robert R. Buck	Chairman of the Board	September 18, 2017

/s/ Carl T. Berquist Carl T. Berquist	Director	September 18, 2017

/s/ Richard W. Frost Richard W. Frost	Director	September 18, 2017

/s/ Alan Gershenhorn Alan Gershenhorn	Director	September 18, 2017

/s/ Philip W. Knisely Philip W. Knisely	Director	September 18, 2017

/s/ Robert M. McLaughlin Robert M. McLaughlin	Director	September 18, 2017

/s/ Neil S. Novich Neil S. Novich	Director	September 18, 2017

/s/ Stuart A. Randle Stuart A. Randle	Director	September 18, 2017

/s/ Douglas L. Young Douglas L. Young	Director	September 18, 2017

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

1.1**	Form of Underwriting Agreement

2.1†	Stock Purchase Agreement, dated as of August 24, 2017, by and among Beacon Roofing Supply, Inc., as Buyer, Oldcastle, Inc., as Parent, and Oldcastle Distribution, Inc., as Seller.	8-K	000-50924	2.1	August 24, 2017

3.1	Second Amended and Restated Certificate of Incorporation of Beacon Roofing Supply, Inc.	10-K	000-50924	3.1	December 23, 2004

3.2	Amended and Restated By-Laws of Beacon Roofing Supply, Inc.	8-K	000-50924	3.1	September 24, 2014

4.1	Form of Specimen Common Stock Certificate of Beacon Roofing Supply, Inc.	S-1/A	333-116027	4.1	August 19, 2004

5.1*	Opinion of Sidley Austin LLP

15.1*	Letter regarding unaudited financial information of Ernst & Young LLP, independent auditors to Allied Building Products Corp. and related companies

23.1*	Consent of Ernst & Young LLP, independent auditors to Beacon Roofing Supply, Inc.

23.2*	Consent of Ernst & Young LLP, independent auditors to Allied Building Products Corp. and related companies

23.3*	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included in signature pages to this registration statement)

†	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.
*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.